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                                                                    EXHIBIT 14.1

[DELOITTE LOGO]                                         SAMSON BELAIR/DELOITTE &
                                                        TOUCHE S.E.N.C.R.L.
                                                        1 Place Ville Marie
                                                        Suite 3000
                                                        Montreal QC H3B 4T9
                                                        Canada

                                                        Tel: (514) 393-7115
                                                        Fax: (514) 390-4113
                                                        www.deloitte.ca

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 (registration Nos. 33-28296, 33-91824, 333-93063 and 333-6236)
pertaining to the Corporation's Employee Incentive Plan and Directors' Stock Option Plan of our report dated February 25, 2004, appearing in this Annual Report on Form 20-F of Campbell Resources Inc. for the year ended December 31, 2003.

/s/ Samson Belair/Deloitte & Touche s.e.n.c.r.l.
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Samson Belair/Deloitte & Touche s.e.n.c.r.l. Chartered Accountants

Montreal, Canada
May 19, 2004

                                                      Member of
                                                      Deloitte Touche Tohmatsu